Exhibit 10.37

December 27, 2012

Via Hand Delivery
Donna Lehmann
c/o Affinity Gaming
3775 Breakthrough Way, Suite 300
Las Vegas, NV 89135

Dear Donna:

This letter, when counter-signed by you, shall serve as the third amendment (the "Third Amendment") to the Letter Agreement dated as of January 11, 2011, and amended as of May 6, 2011, and October 31, 2011, by and between you and Herbst Gaming, LLC and governing the terms and conditions of your employment with the Company (the "Letter Agreement"). All capitalized terms set forth in this Third Amendment, unless otherwise hereinafter defined, shall have the same meaning as in the Letter Agreement.

1.	The opening paragraph of the Letter Agreement is amended to provide that the Company is now known as Affinity Gaming, formerly known as Affinity Gaming, LLC and, before that, Herbst Gaming, LLC.

2.
Paragraph 1(a) of the Letter Agreement is amended to provide that, effective January 1, 2013, you are employed by the Company in the position of Senior Vice President, Chief Financial Officer and Treasurer.

3.
Paragraph 1(d) of the Letter Agreement is amended to provide that, effective January 1, 2013, you report to the directly to the Company's Chief Executive Officer, but this reporting relationship may change in accordance with the business needs of the Company.

4.
Paragraph 3(a) of the Letter Agreement is amended to provide that, effective January 1, 2013, your base salary will be paid at the rate of three hundred nine thousand five hundred fifty-six dollars ($309,556.00) per annum.

5.
With respect to paragraph 3(c) of the Letter Agreement, your 2013 equity award under the Herbst Gaming, LLC 2011 Long Term Incentive Plan shall be made at a value commensurate with the awards granted to other Senior Vice Presidents of the Company, and otherwise shall be in accordance with the terms of the Plan and an agreement entered into in connection therewith.

Donna Lehmann
December 27, 2012

6.
The references in the Letter Agreement to the Executive Severance Agreement and Duty of Loyalty Agreement, respectively, shall mean the Executive Severance Agreement and the Duty of Loyalty Agreement, respectively, between you and the Company dated as of January 11, 2011, and amended as of October 31, 2011 and this date.

7.	Except as specifically set forth in paragraphs 1 through 6 of this Third Amendment, all other terms and conditions of the Letter Agreement shall remain unchanged.

Sincerely,

/s/ David D. Ross

David D. Ross
Chief Executive Officer

ACCEPTED and AGREED TO this 27th day of December, 2012:

/s/ Donna Lehmann

Donna Lehmann